EXHIBIT 23.2


                  [ELLIOT, DAVIS & COMPANY, L.L.P. LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of SouthBanc Shares, Inc. ("Company"), on Form S-3 of our report dated November 20, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of SouthBanc Shares, Inc. for the year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                           /s/ Elliot, Davis & Company, L.L.P.

Greenville, South Carolina
May 27, 1999